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                                                                 EXHIBIT (b)(8)


                               MATHERS FUND, INC.

                            AMENDMENT TO AMENDED AND
                                RESTATED BY-LAWS


                  RESOLVED, that Article II, Section 1, of the By-laws of the corporation be, and it hereby is, amended to read as follows:

                  "Effective January 1, 1999, The number of directors of the corporation shall be eight."

                                                        Adopted February 8, 1999